STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

01/15/2021

Work Order Item Number: W2021011501434 - 1064733
Filing Number: 20211169180
Filing Type: Certificate Pursuant to NRS 78.209
Filing Date/Time: 01/15/2021 17:03:28 PM
Filing Page(s): 3

Indexed Entity Information:

Entity ID: E0002152013-8

Entity Name: LUCKWEL PHARMACEUTICALS INC.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent
INCORP SERVICES, INC.
3773 HOWARD HUGHES PKWY STE 500S, Las Vegas, NV 89169 - 6014, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

BARBARA K. CEGAVSKE
Secretary of State

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0002152013-8
Barbara K. Cegavske (signature)	Filing Number 20211169180
Secretary of State	Filed On 01/15/2021 17:03:28 PM
State Of Nevada	Number of Pages 3

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.
3. Indicate the number of authorized shares and par value, if any of each class or series after the change.
4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.
5. Indicate provisions, if any, regarding fractional shares that are affected by the change.
6. NRS required statement.
7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.
8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: LUCKWEL PHARMACEUTICALS INC. Entity or Nevada Business Identification Number (NVID): NV20131002808
2. Current Authorized Shares:	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: 200,000,000 shares of common stock par value 0.010000000000
3. Authorized Shares After Change:	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: 500,000,000 shares of common stock par value 0.010000000000
4. Issuance:	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
5. Provisions:	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
6. Provisions:	The required approval of the stockholders has been obtained.
7. Effective Date and time: (Optional)	Date: 01/15/2021 Time: (must not be later than 90 days after the certificate is filed)
8. Signature: (Required)	X Kingrich Lee — Signature of Officer; Title: Officer; Date: 01/15/2021

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.

Exhibit A

Filed in the Office of	Business Number E0002152013-8
Barbara K. Cegavske	Filing Number 20211169180
Secretary of State State Of Nevada	Filed On 01/15/2021 17:03:28 PM
	Number of Pages 3

ACTION BY WRITTEN CONSENT
OF THE BOARD OF DIRECTORS OF
LUCKWEL PHARMACEUTICALS INC.

The undersigned, being sole member of the Board of Directors ("Board") of Luckwel Pharmaceuticals Inc. (the "Company"), pursuant to Section 78.315 of the Nevada Revised Statutes, do hereby consent to the adoption of, and hereby approve and adopt, the following resolutions, effective as of January 14, 2021:

WHEREAS, the Company's Board of Directors, in its opinion, deems it to be in the best interest of the Company to amend the Company's Articles of Incorporation to increase its authorized capital to 500,000,000 shares of common stock (the "Increase");

NOW, THEREFORE BE IT

RESOLVED, that the Company be, and is authorized to effectuate an amendment of the Company's Certificate of Incorporation to increase the authorized capital of the Company from 200,000,000 shares of common stock to 500,000,000 shares of common stock, such that Article 3 is superseded and replaced as follows:

"The number of authorized shares of common stock the Corporation has the authority to issue is 500,000,000 having a par value of $0.01 per share."

RESOLVED, that the Company is authorized to file the Certificate of Amendment with the State of Nevada to give effect to such Increase, and be it further

RESOLVED, that the appropriate corporate officers be, and each of them with full authority to act without the others hereby is, authorized and directed for and on behalf of the Company to take or cause to be taken any and all actions, to execute and deliver any and all agreements, certificates, instructions, requests, or other instruments, and to do any and all things which, in any such officer's judgment, may be necessary or desirable to effect each of the foregoing resolutions and to carry out the purposes thereof, the taking of any such actions, the execution and delivery of any such agreements, certificates, instructions, requests, or instruments, or the doing of any such things to be conclusive evidence of their necessity or desirability;

RESOLVED, that any other officer of this Company, be, and hereby is, authorized to certify as to the adoption of any or all of the foregoing resolutions; and be it further

RESOLVED, that this consent may be executed in one or more counterparts.

[This space is intentionally left blank]

IN WITNESS WHEREOF, the undersigned, being the sole director of the Company, consent hereto in writing as of the first date written above, and direct that this instrument be filed with the minutes of proceedings of the Board Directors of the Company.

/s/ Kingrich Lee

Name: Kingrich Lee
Title: Chairman and Sole Director